                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------




     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into as of the 29th day of July, 1998 (the "Effective Date"), by and between Michael T. Kane (hereinafter referred to as "Employee"), and MegaMarketing Corporation, a corporation organized under the laws of the State of Georgia (hereinafter referred to as the "Company").


     In consideration of the premises and the mutual promises and agreements contained in this Agreement, the parties to this Agreement, intending to be legally bound, hereby agree as follows:


                                   ARTICLE 1
                                   ---------

                              SCOPE OF EMPLOYMENT
                              -------------------


     Section 1.1 Employment. Subject to the terms of this Agreement, the Company
                 ----------
hereby agrees to employ Employee, and Employee hereby accepts such employment. Employee shall hold the title of Chief Financial Officer of the Company, and in that capacity Employee shall have such authority and responsibilities as are consistent with his position and which may be set forth in this Agreement, in the Bylaws or assigned by the Board of Directors or the Company's Chief Executive Officer from time to time (the "Services"). At the request and in the discretion of the Company, Employee shall serve as an officer or director of any subsidiary or affiliate of the Company, and shall perform services for any such subsidiary or affiliate as are appropriate to and consistent with the Services being performed by Employee for the Company. Employee shall devote substantially all of Employee's productive business time, energy and skill (except on vacation days and holidays) to performing his obligations under this Agreement and shall perform his obligations under this Agreement diligently, faithfully and to the best of Employee's abilities.


     Section 1.2  Place of Performance.  During the term of his employment under
                  --------------------
this Agreement (the "Term"), Employee shall be based at the offices of the Company in Atlanta, Georgia except for reasonably required travel on business.

     Section 1.3  Compliance with Policies.  Subject to the terms of this
                  ------------------------
Agreement, during the Term, Employee shall comply in all material respects with all policies and procedures applicable to similarly situated employees of the Company generally and to Employee specifically.


                                   ARTICLE 2
                                   ---------

                                      TERM
                                      ----

     The Term shall be for a period of three (3) years, from July 29, 1998 through July 28, 2001, subject, however, to prior termination as provided for in this Agreement.


                                   ARTICLE 3
                                   ---------

                             COMPENSATION; EXPENSES
                             ----------------------


     Section 3.1  Base Salary.  Employee shall be paid a base salary (the "Base
                  -----------
Salary") during the Term at the rate of One Hundred Thousand Dollars ($100,000.00) per annum. The Base Salary and all other payments made pursuant to Section 3 shall be (a) payable on the schedule that the Company may implement from time to time for such payments, and (b) subject to any withholdings and deductions required by applicable law. Employee will be eligible to receive annual raises in the Base Salary and participate in the bonus program offered by the Company to the Company's senior executives, in each case as determined by the Company's Board of Directors in its sole discretion.

     Section 3.2  Stock Options.
                  -------------

             (a) Effective as of the Effective Date, Employee shall receive an option to purchase one hundred fifty thousand (150,000) shares of Company's Common Stock at an exercise price of $1.00/share. Of these options, 100,000 shall be immediately vested, and 50,000 shall vest upon the effective date of the Company's initial public offering of the Company's Common Stock pursuant to a registration statement to be filed under the Securities Act of 1933 (the "IPO"). Such option shall have the additional terms and be governed by that certain Stock Option Agreement between the Company and Employee dated the Effective Date.

             (b) During the Term, Employee shall also be eligible to be considered for participation in other stock-based employee incentive or equity-based award plans that the Company may implement from time to time. For purposes of Employee's participation for possible grants of stock options under any such plan, he will be reviewed and considered for a grant at the same time as, and on a basis and subject to terms that are consistent with, the basis and terms that govern grants to other officers of the Company, taking into account Employee's position and responsibilities.


     Section 3.3  Expense Reimbursement.  The Company shall pay or reimburse
                  ---------------------
Employee for all reasonable business expenses incurred or paid by Employee in the course of performing his duties under this Agreement and in accordance with Company policy. As a condition to such payment or reimbursement, however, Employee shall maintain and provide to the Company, upon the Company's request, reasonable documentation and receipts for such expenses.


                                   ARTICLE 4
                                   ---------

                               EMPLOYEE BENEFITS
                               -----------------


     Section 4.1  Benefit Plans.  During the Term, Employee shall be entitled to
                  -------------
participate in such of the Company's retirement, supplemental retirement, life, health, disability and other insurance programs, as well as other benefit programs, which are generally available to other similarly situated employees of the Company, subject to the Company's policies with respect to all such benefits or insurance programs or plans. The Company shall not, by virtue of this provision, be under any obligation to Employee to continue to maintain any particular plan or program or any particular benefit level under any plan or program.

     Section 4.2 Vacation. During the Term, Employee shall be entitled to four
                 --------
(4) weeks of vacation.


                                   ARTICLE 5
                                   ---------

                                  TERMINATION
                                  -----------


     Section 5.1  Termination by the Company.  Employee's employment may be
                  --------------------------
terminated by the Company by giving notice during the term of this Agreement upon the occurrence of one or more of the following events:

             (a) Employee's death, or disability that renders Employee incapable of performing Employee's duties for more than one hundred twenty (120) calendar days (termination under this Section 5.1(a) will be deemed termination without Cause);

             (b) for any reason following a determination by the Board to terminate Employee's employment (termination under this Section 5.1(b) will be deemed termination without Cause); or

             (c) "for Cause," which for purposes of this Agreement will mean that Employee will have:

                 (i) committed an intentional act of fraud, personal dishonesty, breach of fiduciary duty, embezzlement or theft in connection with Employee's duties or in the course of Employee's employment with the Company;

                 (ii) inflicted intentional, wrongful, material damage to the Company or to any material asset of the Company;

                 (iii) intentionally and wrongfully violated Article 1 of this Agreement;

                  (iv) been convicted of a felony or any similar crime carrying a prison term of at least one year (regardless of whether imprisonment is actually imposed);

                   (v) used alcohol or drugs in a habitual and debilitating manner; or

                   (vi) failed to meet reasonable performance expectations, as determined and articulated by the Board; provided, however, that in the event of this subsection (vi) being the sole reason for a termination for Cause, Employee will have the opportunity to cure and related rights set forth in Section 5.1(d) of this Agreement;

and further provided, that single or occasional acts of poor business judgment (unless such act or actions involve personal profit or have a Material Adverse Effect on Purchaser), business conduct which is consistent with prior business conduct known to and acquiesced in by the Board, or business conduct which is consistent with a business plan or arrangement described in advance to the Board and conducted with the acquiescence of the Board shall not be grounds for dismissal under subsection (i) or subsection (ii).

             (d) In the event of a determination by the Board that Employee has failed to meet performance expectations, the Company will furnish to Employee in writing a notice of proposed termination setting forth a specific statement of the deficiencies in Employee's performance. Employee will then have a period of ninety (90) days after the giving of such written notice by the Company to effect a cure of the specified deficiencies. If, at the end of such ninety (90) day period, no such cure has been effected to the reasonable satisfaction of the Board, the Board may, in its sole discretion, terminate Employee's employment as of the end of such ninety (90) day period. The Company will be obligated to provide to Employee only one such notice of proposed termination, and if subsequent to effecting a cure of specified deficiencies Employee is determined by the Board to have again failed to meet the same performance expectations, then Employee's employment may be terminated immediately upon the Company's giving of notice of termination to Employee specifying Employee's deficiencies in performance.

     (e)  Termination by Employee.  Employee's employment may be terminated by
          -----------------------
Employee by giving notice during the term of this Agreement for "Good Reason" or for any reason.

For purposes of this Agreement, "Good Reason" will mean a material breach by the Company of any material provision of this Agreement, or a material adverse alteration in the nature or status of Employee's responsibilities (including, without limitation, a change in title or compensation, or a material change in benefits), in any such case without the express written consent of Employee, unless such event is fully corrected within thirty (30) days following written notification by Employee to the Company that Employee intends to terminate Employee's employment under this Agreement because of such breach or alteration.

     Section 5.2    Severance.  For purposes of this Agreement, Employee's
                    ---------
entitlement to any severance payments upon termination of Employee's employment will be as set forth below:

             (a)  Termination Without Cause.  If Employee is terminated
                  -------------------------
without Cause or resigns for Good Reason, Employee will be entitled to severance pay equal to one year's salary, to be paid in twelve (12) monthly installments equal to Employee's then-current monthly salary. For purposes of this Agreement, a demotion or a requirement of relocation from the Atlanta, Georgia area will be deemed to be a termination without cause.

             (b)  Voluntary Termination.  If prior to July 29, 1999 Employee
                  ---------------------
voluntarily resigns for a reason other than Good Reason, Employee will not be entitled to receive any severance pay. If after July 28, 1999 Employee voluntarily resigns for a reason other than Good Reason, Employee will be entitled to severance pay equal to six (6) months' salary at Employee's then current rate, to be paid in six (6) monthly installments. Employee will provide a minimum of thirty (30) days prior written notice of Employee's resignation to the CEO or the Board, as appropriate. In the event Employee will provide thirty
(30) days prior written notice of Employee's intent to resign, the Company may accept such resignation effective as of any date during such thirty (30) day period as the Company deems appropriate, provided that Employee will receive from the Company Employee's salary and be entitled to participate at the Company's expense in any Company sponsored benefit programs in which Employee was a participant as of the effective date of Employee's resignation for the duration of such thirty (30) day period.

             (c)  Termination for Cause.  Employee will not be entitled to any
                  ---------------------
severance pay whatsoever if Employee's employment is terminated "for Cause" pursuant to Section 3.1(c) of this Agreement, unless severance pay is approved by the Board in its sole discretion; provided, however, that Employee will receive such annual salary that is accrued but unpaid up to the date of such termination for Cause. Notwithstanding the foregoing, if termination is for Cause pursuant to Section 3.1(c)(vi), then Employee will be entitled to severance pay equal to three (3) months' salary at Employee's then current rate, to be paid in three (3) monthly installments.



                                   ARTICLE 6
                                   ---------

                                REPRESENTATIONS
                                ---------------


     Section 6.1  Of Employee.  Employee represents and warrants to the Company
                  -----------
that (a) his execution, delivery and performance of this Agreement do not and will not conflict with, violate, or constitute a breach of or default under any provision of law or regulation applicable to him or any provision of any agreement, contract or other instrument to which he is a party or otherwise bound; (b) this Agreement constitutes the legal, valid and binding obligation of Employee, enforceable against Employee in accordance with its terms; and (c) he has not received any legal advice contrary to his representations or warranties set forth in this Section 6.1.

  Section 6.2  Of the Company.  The Company represents and warrants to Employee
               --------------
that (a) this Agreement has been duly executed and delivered by the Company; (b) the execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action; (c) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (d) the execution, delivery and performance of this Agreement by the Company do not and will not conflict with, violate, or constitute a breach of the Articles of Incorporation or Bylaws of the Company or any of its subsidiaries or any law or regulation applicable to the Company or any of its subsidiaries; and (e) the Company has not received any legal advice contrary to the Company's representations and warranties set forth in this Section 6.2.


                                   ARTICLE 7
                                   ---------

                             RIGHTS TO WORK PRODUCT
                             ----------------------



     Except as expressly provided in this Agreement, the Company alone shall be entitled to all benefits, profits and results arising from or incidental to Employee's performance of the Services. To the greatest extent possible, any work product, property, data, documentation or information or materials prepared, conceived, discovered, developed or created by Employee in connection with performing the Services or any other of his employment responsibilities during the Term ("Work Product") shall be deemed to be "work made for hire" as defined in the Copyright Act, 17 U.S.C.A. (S) 101 et seq, as amended, and owned exclusively and perpetually by the Company. Employee hereby unconditionally and irrevocably transfers and assigns to the Company all intellectual property or other rights, title and interest Employee may currently have (or in the future may have) by operation of law or otherwise in or to any Work Product. Employee agrees to execute and deliver to the Company any transfers, assignments, documents or other instruments which the Company may deem necessary or appropriate to vest complete and perpetual title and ownership of any Work Product and all associated rights exclusively in the Company. The Company shall have the right to adapt, change, revise, delete from, add to and/or rearrange the Work Product or any part thereof written or created by Employee, and to combine the same with other works to any extent, and to change or substitute the title thereof, and in this connection Employee hereby waives the "moral rights" of authors as that term is commonly understood throughout the world including, without limitation, any similar rights or principles of law which Employee may now or later have by virtue of the law of any locality, state, nation, treaty, convention or other source. Unless otherwise specifically agreed, Employee shall not be entitled to any compensation in addition to that provided for in
Section 3 of this Agreement for any exercise by the Company of its rights set forth in the preceding sentence.


                                   ARTICLE 8
                                   ---------


                             NONDISCLOSURE COVENANT
                             ----------------------


     Through exercise of his rights and performance of his obligations under this Agreement, Employee will be exposed to "Trade Secrets" and "Confidential Information" (as those terms are defined in the next sentences). "Trade Secrets" shall mean information or data of or about the Company or any affiliated entity, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or lists of actual or potential customers, clients, distributors, or licensees, that: (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" mandated under applicable law, the latter definition shall govern for purposes of interpreting Employee's obligations under this Agreement. "Confidential Information" shall mean valuable, non-public, competitively sensitive data and information relating to the business of the Company or any affiliated entity, other than Trade Secrets Employee acknowledges and agrees that any unauthorized disclosure or use of any of the Trade Secrets or Confidential Information would be wrongful and would likely result in immediate and irreparable injury to the Company.

Except as required to perform his obligations under this Agreement or except with Company's prior written permission, Employee shall not, without the express prior written consent of the Company, redistribute, market, publish, disclose or divulge to any other person or entity, or use or modify for use, directly or indirectly in any way for any person or entity: (i) any Trade Secrets at any time (during or after the Term) during which such information or data shall continue to constitute a "trade secret" under applicable law; and (ii) any Confidential Information during Employee's employment with the Company and for a period of twelve (12) months after termination. Employee agrees to cooperate with any reasonable confidentiality requirements of the Company. Employee shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Employee becomes aware.


                                   ARTICLE 9
                                   ---------

                              RETURN OF MATERIALS
                              -------------------


     At any point during the Term at the specific request of the Company, or, in any event, as promptly as practicable after Employee's employment under this Agreement has been terminated, Employee will return to the Company all Work Product (including any copies or reproductions thereof and any materials constituting or containing Trade Secrets or Confidential Information of the Company) that are in Employee's possession or control.


                                  ARTICLE 10
                                  ----------


                                ACKNOWLEDGEMENT
                                ---------------


     The parties acknowledge and agree that the covenants of Employee in Sections 7, 8,and 9 (collectively, the "Protective Covenants") are reasonable as to time, scope and territory given the Company's need to protect its substantial investment in its Confidential Information, Trade Secrets and customer relationships, and particularly given (a) the generous compensation and benefits that are to be provided Employee, (b) the Company's investment of time, effort and capital in enhancing Employee's business skills and opportunities, (c) the complexity and competitive nature of the Company, and (d) that Employee has sufficient skills to find alternative, commensurate employment or consulting work in Employee's field of expertise that would not entail a violation of the Protective Covenants. Notwithstanding Section 11 below, the parties further acknowledge that any breach or threatened breach of a Protective Covenant by Employee is likely to result in irreparable injury to the Company, and therefore, in addition to all remedies provided at law or in equity (which remedies shall be cumulative and not mutually exclusive), Employee agrees that the Company shall be entitled to file suit in a court of competent jurisdiction to seek a temporary restraining order and a permanent injunction to prevent a breach or contemplated breach of the Protective Covenant.


                                   ARTICLE 11
                                   ----------

                                  ARBITRATION
                                  -----------


     (a) Any controversy or claim against the Company or any of its officers, directors, employees or agents arising from, out of or relating to this Agreement, the breach thereof (other than controversies or claims arising from, out of or relating to the provisions in Sections 7, 8, and 9, with respect to which either party may seek injunctive and/or other equitable relief in a court of competent jurisdiction as set forth in Section 12.2), or the employment or termination thereof of Employee by the Company which would give rise to a claim under federal, state or local law (including but not limited to claims based in tort or contract, claims for discrimination under state or federal law, and/or claims for violation of any federal, state or local law, statute or regulation) ("Claims"), shall be submitted to an impartial mediator ("Mediator") selected jointly by the parties. Both parties shall attend a mediation conference and attempt to resolve any and all Claims. If they are not able to resolve all Claims, any unresolved Claims, including any dispute as to whether a matter constitutes a Claim which must be submitted to arbitration, shall be determined by final and binding arbitration in Georgia in accordance with the Model Employment Dispute Resolution Rules ("Rules") of the American Arbitration Association, by an experienced employment arbitrator licensed to practice law in the State of Georgia in accordance with the Rules, except as specified in this Agreement. The arbitrator shall be selected by alternate striking from a list of six arbitrators, half of which shall be supplied by the Company and half by Employee. The party not initiating the arbitration shall strike first. The process shall be repeated twice until an arbitrator is selected. If an arbitrator is still not selected, the Mediator shall provide a list of three names which will be alternately struck, with the party initiating the arbitration striking first, until a selection is made.

     (b) A demand for arbitration shall be made within a reasonable time after the Claim has arisen. In no event shall the demand for arbitration be made after the date when institution of legal and/or equitable proceedings based on such Claim would be barred by the applicable statute of limitations. Each party to the arbitration will be entitled to be represented by counsel and will have the opportunity to take one deposition of an opposing party or witness before the arbitration hearing. By mutual agreement of the parties, additional depositions may be taken. The arbitrator shall have the authority to hear and grant a motion to dismiss and/or for summary judgment, applying the standards governing such motions under the Federal Rules of Civil Procedure. Each party shall have the right to subpoena witnesses and documents for the arbitration hearing. A court reporter shall record all arbitration proceedings.

     (c) With respect to any Claim brought to arbitration under this Agreement, either party may be entitled to recover whatever damages would otherwise be available to that party in any legal proceeding based upon the federal and/or state law applicable to the matter and as specified by Section 12.2. The decision of the arbitrator may be entered and enforced in any court of competent jurisdiction by either the Company or Employee. Each party shall pay the fees of their respective attorneys (except as otherwise awarded by the arbitrator), the expenses of their witnesses and any other expenses connected with presenting their Claim or defense. Other costs of the arbitration, including the fees of the Mediator, the arbitrator, the cost of any record or transcript of the arbitration, administrative fees, and other fees and costs, shall be borne equally by the parties, one-half by Employee, on the one hand, and one-half by the Company, on the other hand. Should Employee or the Company pursue any dispute or matter covered by this Section by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses, and attorneys' fees incurred as a result of such action. The provisions contained in this Section 12 shall survive the termination and/or expiration of this Agreement.

     The parties indicate their acceptance of the foregoing arbitration requirement by initialing below:


     -------------------------                -----------------------------
     For the Company                          Employee



                                  ARTICLE 12
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     Section 12.1  Binding Effect.  This Agreement shall inure to the benefit of
                   --------------
and shall be binding upon Employee and his executor, administrator, heirs, personal representative and assigns, and the Company and its successors and assigns; provided, however, neither party to this Agreement shall be entitled to assign any of its rights, or delegate any of its duties (except, in the case of Employee, customary delegation of authority not inconsistent with this Agreement; and except, in the case of the Company, to any person or entity acquiring all or substantially all of the assets of the Company or to any entity controlling, controlled by or under common control with the Company), under this Agreement without the prior written consent of the other party.

     Section 12.2  Governing Law.  This Agreement shall be deemed to be made in,
                   -------------
and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia. The parties to this Agreement agree that the state or federal courts in the State of Georgia shall have personal jurisdiction over them with respect to, and shall be the exclusive forum for the resolution of, any matter or controversy arising from or with respect to Sections 7, 8, or 9 of this Agreement. Service of a summons and complaint concerning any such matter or controversy may, in addition to any other lawful means, be effected by sending a copy of such summons and complaint by certified mail to the party to be served as specified in Section 12.4 of this Agreement.

     Section 12.3  Headings.  The section and subsection headings contained in
                   --------
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 12.4  Notices.  Unless otherwise agreed to in writing by the
                   -------
parties to this Agreement, all communications provided for under this Agreement shall be in writing and shall be deemed to be given when delivered if delivered in person or by telecopy or five (5) business days after being sent by first-class mail, registered or certified, return receipt requested, with proper postage prepaid, and

             (a)   If to the Employee, addressed to;

                   Mr. Michael T. Kane
                   Chief Financial Officer
                   MegaMarketing Corporation
                   c/o Aberdeen Marketing Group, Inc.
                   2030 Powers Ferry Road, Suite 120
                   Atlanta, Georgia  30339

             (b)   If to the Company, addressed to:

                   John P. Kelly
                   Chief Executive Officer
                   MegaMarketing Corporation
                   4830 West Kennedy Blvd.
                   Suite 920
                   Tampa, FL  33609

                   with a copy to:

                   Charles D. Vaughn, Esq.
                   Nelson Mullins Riley & Scarborough, L.L.P.
                   First Union Plaza, Suite 1400
                   999 Peachtree Street, N.W.
                   Atlanta, Georgia  30309

or to such other person or address as shall be furnished in writing by any party to the other prior to the giving of the applicable notice or communication. The copy to Mr. Vaughn, however, shall not constitute notice.

     Section 12.5  Counterparts.  This Agreement may be executed in
                   ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     Section 12.6  Entire Agreement.  This Agreement is intended by the
                   ----------------
parties to be the final expression of their agreement with respect to the subject matter of this Agreement and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties to this Agreement.

     Section 12.7  Severability.  All provisions of this Agreement are severable
                   ------------
from one another, and the unenforceability or invalidity of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement; provided, however, that should any judicial body interpreting this Agreement deem any provision to be unreasonably broad in time, territory, scope or otherwise, the Company and Employee intend for the judicial body, to the greatest extent possible, to reduce the breadth of the provision to the maximum legally allowable parameters rather than deeming such provision totally unenforceable or invalid.

     Section 12.8  Waiver.  The waiver by either the Company or Employee of a
                   ------
breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach of the same provision by the other party or a waiver of a breach of another provision of this Agreement by the other party. No waiver or modification of any provision of this Agreement shall be valid unless in writing and duly executed by the party to be charged with the waiver or modification.


     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.


                                       MEGAMARKETING CORPORATION


                                       By:   /s/ Edward J. Rutkowski
                                             --------------------------------
                                       Name:   Edward J. Rutkowski
                                       Title:  Executive Vice President


                                       EMPLOYEE


                                       /s/ Michael T. Kane
                                       -------------------------------------
                                       MICHAEL T. KANE